FORM OF

AMENDMENT NO. 1

TO

AMENDED AND RESTATED FUND SERVICES AGREEMENT

This Amendment No. 1 dated                 , 2020 (the “Amendment”) to the Amended and Restated Fund Services Agreement dated September 1, 2019 (the “Fund Services Agreement”), is entered into by and between SCM Trust, a Massachusetts business trust; Shelton Funds, a Delaware statutory trust (SCM Trust and Shelton Funds collectively, the “Trusts”); and Gemini Fund Services, LLC, a Nebraska limited liability company (“Gemini”).

WHEREAS, the Trusts and Gemini desire to amend the list of “Covered Funds” included within “Appendix III – List of Funds, Services & Fees” of the Fund Services Agreement to provide for the addition of new series of SCM Trust and reflect the current series of Shelton Funds.

NOW, THEREFORE, the Trusts and Gemini agree as follows:

The list of “Covered Funds” included within “Appendix III – List of Funds, Services & Fees” of the Fund Services Agreement is hereby deleted in its entirety and replaced with the list of “Covered Funds” attached hereto.

Except to the extent amended hereby, the Fund Services Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, effective as of the day and year first above written.

SHELTON FUNDS	GEMINI FUND SERVICES, LLC

Stephen C. Rogers	[Name]
President	[Title]

SCM TRUST

Stephen C. Rogers
President

COVERED FUNDS

The Funds to be covered under this Agreement include:

Fund Name

Shelton Funds

California Tax-Free Income Fund

Green California Tax-Free Income FundNasdaq-100 Index Fund

S&P 500 Index Fund

S&P MidCap Index Fund S&P

SmallCap Index Fund Shelton

Core Value Fund Shelton

Green Alpha Fund

The United States Treasury Trust

U.S. Government Securities Fund

SCM Trust

Shelton Real Estate Income Fund

Shelton BDC Income Fund

Shelton International Select Equity Fund

Shelton Tactical Credit Fund

Shelton Emerging Markets Fund

ICON Consumer Select Fund

ICON Equity Fund

ICON Equity Income Fund

ICON Flexible Bond Fund

ICON Health and Information Technology Fund

ICON Natural Resources Fund

ICON Utilities and Income Fund